UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005 ebank Financial Services, Inc.

(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-24043 (Commission File Number)	58-2349097 (IRS Employer Identification No.)

2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal
Executive Offices)

(770) 863-9225
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 28, 2005, the Board of Directors of ebank Financial Services, Inc. (the “Company”) approved an amendment (the “Amendment”) to the employment agreement of James L. Box, the Company’s Chief Executive Officer. Pursuant to the Amendment, in the event of a change in control (as defined in his employment agreement) and either (A) Mr. Box is terminated without cause or (B) Mr. Box terminates his employment for good reason (as defined in his employment agreement), in either case within the twelve (12) months following such change in control, then:

(i)	the restrictive covenants contained in his employment agreement shall not apply after such termination; and

(ii)	Mr. Box is entitled to (A) any sums due him as base salary and/or reimbursement of expenses through the date of such termination, plus any bonus earned or accrued through the date of termination (including any amounts awarded for previous years but which were not yet vested) and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of his termination (and any forfeiture in other restrictive provisions applicable to each award shall not apply); and (B) a lump sum payment in an amount equal to his then current annual base salary multiplied by 2.99.

The Amendment also provides that any amounts payable to Mr. Box under his employment agreement are intended to constitute reasonable compensation and not “excess parachute payments” within the meaning of Section 280G(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The Amendment provides an adjustment to any amount payable to Mr. Box under his employment agreement in the event any such amount would otherwise constitute “excess parachute payments” within the meaning of Section 280G(b) of the Code. Such adjustment is intended to preserve the Company’s tax deduction for reasonable compensation under Section 280G, or provide the Company with the economic equivalent in the event it is more beneficial to Mr. Box on an after tax basis.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)     The following exhibits are filed as a part of this Report:

Exhibit No.	Description
10.1	Employment Agreement Amendment of James L. Box effective as of March 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.
Date: April 1, 2005	By:	/s/ Wayne W. Byers
Wayne W. Byers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement Amendment of James L. Box effective as of March 28, 2005.